EXHIBIT 15

                   AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

            RE:  Pride International, Inc.
            Registration Statements on Form S-8 and Form S-3

      We are aware that our report dated November 13, 1997 on our review of interim consolidated financial information of Pride International, Inc. for the periods ended September 30, 1997 and 1996 and included in this Form 10-Q is incorporated by reference in the Company's registration statements filed with the Securities and Exchange Commission: Form S-8 (file no. 33-26854) filed on February 6, 1989; Form S-8 (file no. 33-44823) filed on December 30, 1991; Form S-8 (file no. 333-06823) and Form S-8 (file no. 333-06825) filed on June 26, 1996; Form S-3 (file no. 333-21385) filed on April 4, 1997; Form S-8 (file no. 333-27661) filed on May 22, 1997 and Form S-8 (file no. 333-35089) and Form S-8
(file no. 333-35093) filed on September 8, 1997. Pursuant to Rule 436(C) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meanings of Sections 7 and 11 of that Act.

                                    COOPERS & LYBRAND L.L.P.

Houston, Texas
November 13, 1997